Exhibit 10.14

SHARE SWAP AGREEMENT

THIS SHARE SWAP AGREEMENT is made on this 4th day of November 2024

Between

(1)	Empro Group Inc, an exempted company incorporated under the laws of the Cayman Islands with registered number 405237 and having its registered address at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009 (“Purchaser”) of the first part.

And

(2)	The party and/or parties described in Schedule 1 of the second part (“Vendors”).

RECITALS

(A)	The Vendors are the registered, legal and beneficial owner of the 1,500,000 ordinary shares (“Sale Shares”) of the Target Company (as hereinafter defined) whereby the details and particulars are set out below.

Vendors / Shareholders	No. of shares	%
Yeoh Chee Wei	1,140,000	76.00
Chin Tze Weng	60,000	4.00
Chinho Go Plt	60,000	4.00
Kisda Plt	60,000	4.00
LV Lee Plt	60,000	4.00
Monis Capital Plt	60,000	4.00
Zomas Plt	60,000	4.00
	1,500,000	100.0

(B)	EMP Solution Sdn Bhd (Registration No. 200501025988 (708131-V)) is a company incorporated under the laws of Malaysia and having its registered address at No. 6-1, Lorong Batu Nilam 21B, Bandar Bukit Tinggi 2, 41200 Port Klang, Selangor (“Target Company”).

(C)	The Vendors hereby agree to sell and the Purchaser hereby agrees to purchase the Sale Shares in accordance with the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein set forth, the parties hereto agree as follows:

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1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

“Agreement”	this agreement for the sale and purchase of the Sale Shares, and any such modifications, variations, amendments or additions, as the parties to this Agreement may agree in writing from time to time;

“Business Day”	a day (excluding Saturday, Sunday or a public holiday) in which banks are generally open for banking business in Malaysia;

“Completion”	the completion of the sale and purchase of the Sale Shares in accordance with Clause 4;

“Encumbrance”

includes any interest or equity of any person (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any mortgage, charge, (whether fixed or floating), pledge, lien, assignment, hypothecation, encumbrance, priority, title retention, security interest or any other security arrangement of whatsoever nature over or in the relevant property; and the term “encumbered” shall be interpreted accordingly;

“Parties”	the parties to this Agreement and “Party” shall be construed accordingly,

“Purchase Consideration”	the aggregate purchase consideration for the Sale Shares subject to Clause 3;

“Sale Shares”	1,500,000 ordinary shares in the Target Company of which the Vendor are the registered, legal and beneficial owner; and

“RM”	means Ringgit Malaysia, the lawful currency of Malaysia

1.2.	Interpretations

In this Agreement, unless the context otherwise requires:

(a)	words denoting the singular number include the plural and vice-versa;

(b)	words denoting natural persons include bodies corporate and unincorporated;

(c)	reference to Recitals and Clauses is to the recitals and clauses to this Agreement;

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(d)	references to any legislation or to any provision of legislation shall include any modification or re-enactment of that legislation or any legislative provision substituted for, and all regulations and statutory instruments issued under such legislation or provision;

(e)	headings to the clauses of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of this Agreement;

(f)	where a word or a phrase is defined, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(g)	where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day;

(h)	references to any Party to this Agreement or any other agreement or instrument shall include the Party’s successors in title and permitted assigns;

(i)	references to any agreement or instrument shall include references to such agreement or instrument as amended, novated, supplemented, varied or replaced from time to time; and

(j)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part thereof.

2.	SALE AND PURCHASE OF THE SALE SHARES

2.1.	Agreement for sale and purchase of Sale Shares

The Vendor agrees to sell, and the Purchaser agrees to purchase the Sale Shares free from all Encumbrances for the consideration stated in Clause 3 hereto, on the Completion Date (as hereinafter defined).

2.2.	Basis of sale of Sale Shares

The Sale Shares are sold:-

(a)	free from all liens, charges and Encumbrances and with full legal and beneficial title;

(b)	with all rights attaching thereto (including all dividends and distributions, whether declared or undeclared, in respect thereof) with effect from the date of this Agreement; and

(c)	in compliance with all applicable legislation, laws, rules or guidelines.

3.	PURCHASE CONSIDERATION AND UNDERTAKING

3.1.	The Purchase Consideration, issuance of 1,499,999 shares by the Purchaser to the Vendors is agreed upon between the Parties after taking into consideration the unaudited statement of financial position of the Target Company as of 30 June 2024 (A copy of the unaudited statement of financial position of the Target Company as of 30 June 2024 annexed herein in Schedule 3).

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3.2.	Mode of Payment and Satisfaction

The consideration for the Sale Shares shall be settled by the allotment and issuance of such amount of ordinary shares of par value USD 0.0001 in the share capital of the Purchaser (“Share Swap”) as set out under the heading “Issued Shares” in Schedule 2 hereto, so that the resultant total shareholding of the Purchaser preceding to the initial public offering exercise as undertaken by the Purchaser shall be as set out under the heading “Total Shares” in Schedule 2 hereto.

3.3.	The obligation of the Parties to proceed to Completion is conditional upon the following being satisfied (“Conditions Precedent”) within six (6) months from the date of this Agreement (“CP Period”): -

(a)	all regulatory consents, any required KYC and/or CDD, or any pre-approval necessary for the transaction having been obtained, where applicable; and

(b)	signed share applications in relation to each Vendor’s proposed shareholding in the Purchaser having been received by the Vendor.

3.4.	The Parties shall use their best endeavour to ensure the satisfaction of the Conditions Precedent as soon as possible after the date of this Agreement, and in any event no later than the CP Period.

3.5.	Each party shall give notice to the other party of satisfaction of the relevant conditions within one (1) Business Day of becoming aware of the same.

3.6.	This Agreement shall become unconditional on the date when the Conditions Precedent as stated in clause 3.3 has been fulfilled or any such conditions being waived by any Party upon terms acceptable to the Parties (“Unconditional Date”).

4.	COMPLETION

4.1.	Date of Completion

Completion shall take place remotely not later than [three (3) days] after then Unconditional Date (“Completion Date”), or such other date as may be agreed upon between the Parties.

4.2.	Completion of sale and purchase of Sale Shares

On the Completion Date:-

(a)	the Vendor shall deliver to the Purchaser duly signed instrument of transfer in favour of the Purchaser in relation to the Sale Shares; and

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(b)	the Purchaser shall instruct its registered office provider to update the register of members of the Purchaser to reflect the issuance of shares as set out in Clause 3.2 above, and shall promptly once received deliver such updated register of members to the Vendor.

4.3.	Effect of Completion

Except to the extent already performed, all the provisions of this Agreement will, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion.

5.	REPRESENTATION AND WARRANTIES

5.1.	Parties’ representations and warranties

Each of the parties hereby represents and warrants to the other that the following representations and warranties are true and correct in all respects as at the date of this Agreement and shall be true and correct throughout the subsistence of this Agreement:

(a)	in respect of a party which is a company or exempted company, it is a company or exempted company duly incorporated and existing under, and by virtue of, the relevant governing laws and: -

(i)	it has not been placed under receivership and there are no steps being commenced and/or institute by any person to place it under receivership; and

(ii)	it has not been wound-up and is a going concern and there are no winding-up proceedings being commenced and/or instituted by any person against it.

(b)	in respect of a party which is an individual, he has not been adjudicated or found to be bankrupt or had any bankruptcy or insolvency proceedings commenced against him;

(c)	the facts in relation to the Parties as set out in this Agreement and the materials and information provided by the Vendor to the Purchaser through due diligence are true and correct and complete and not misleading;

(d)	it has the full power to enter into and carry out the provisions of this Agreement; and

(e)	this Agreement constitutes the valid and binding obligations of the Parties and enforceable in accordance with its terms.

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6.	DEFAULT AND TERMINATION

6.1.	The Parties mutually agree that if the Completion is not materialized due to failure of any Party to fulfil or discharge its obligations herein or breaches any of the terms and/or warranties of this Agreement, then the non-defaulting party shall be entitled to, without prejudice to its other rights and remedies available under law or equity, either:-

(a)	claim for specific performance of this Agreement; or

(b)	terminate this Agreement and claim for damages including all reasonable costs and expense incurred pursuant to the negotiation and preparation of this Agreement and any incidental costs thereto.

6.2.	In the event that a party breaches the terms of the representations and warranties hereunder to the detriment of the other party, the other party shall be entitled to recover from the breaching party for any damages caused to the other party as a result, even if the Completion has been completed.

7.	COSTS AND EXPENSES

7.1.	Each Party is responsible for its own costs and expenses incurred in relation to the negotiation, preparation and execution of this Agreement.

7.2.	Stamp duty payable on this Agreement and the transfer forms shall be borne by the Purchaser.

8.	NOTICE

8.1.	Any notice or communication under or in connection with this Agreement and all documents which are required to be served pursuant to any legal process under this Agreement shall be in writing and shall be delivered personally or by post to the addresses given in this Agreement or at such other address as the recipient may have notified to the other Party hereto in writing. Proof of posting or dispatch of any notice or communication to a Party shall be deemed to be duly served and duly received:-

(a)	if delivered by hand, at the time of delivery provided delivery is made on a Business Day; and

(b)	in the case of a postage delivery, on the third day after posting.

9.	MISCELLANEOUS

9.1.	Governing laws

This Agreement shall be governed by and construed in accordance with the laws of Malaysia and the Parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Malaysia.

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9.2.	Assignment

Except as otherwise expressly provided in this Agreement, none of the Parties shall assign or transfer the whole or any part of this Agreement or any rights under this Agreement without the prior written consent of the other Party.

9.3.	Severability

If any provision of this Agreement herein contained or part thereof hereto is rendered void, illegal or unenforceable for whatever reason in any respect under any law, it is hereby declared that such clause or document so affected shall not in any way affect or impair the validity, legality or enforceability of the other terms or provisions herein contained which shall remain in full force and effect provided that such invalidity or unenforceability shall not substantially nullify the underlying intent of this Agreement and shall be deemed to be an independent provision and the Parties shall be at liberty to have such provisions severed from the rest of this Agreement.

9.4.	Successors bound

This Agreement shall be binding on the successors in title, heirs, personal representatives, estate and permitted assigns of the Parties hereto.

9.5.	Time

Time wherever mentioned herein shall be of the essence in this Agreement.

9.6.	Entire Agreement

This Agreement contains the entire understanding and agreement of the Parties with respect to the transactions or subject matter contemplated hereby and supersedes all previous arrangements, agreements, memorandum and understanding amongst them or any of them, whether written or oral, express or implied.

9.7.	Amendments

This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the Party or Parties against whom enforcement of any waiver, change, modification or discharge is sought or by Parties with the right to consent to such waiver, change, modification or discharge on behalf of such Party.

9.8.	Cooperation and Further Assurances

The Parties agrees to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

9.9.	Confidentiality

Save as may be required by law or the enforcement of this Agreement, the Parties shall maintain as confidential the terms of this Agreement and any information and/or contracts of documents made available by a Party to the other.

9.10.	Rights and Remedies

The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies of the Parties available at law.

[The Rest of This Page Has Been Intentionally Left Blank]

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IN WITNESS WHEREOF the Parties have hereunto set their respective hands the day and year first abovewritten.

THE VENDORS

Signed by	)	/s/ Yeoh Chee Wei
in the presence of	)	YEOH CHEE WIE

/s/ Chin Tze Weng
CHIN TZE WENG

For and of behalf of
CHINHO GO PLT

/s/ Toh Sook Yee
Authorised Signatory

For and of behalf of
KISDA PLT

/s/ Tan Shin Yi
Authorised Signatory

For and of behalf of
LV LEE PLT

/s/ Lee Siew Peng
Authorised Signatory

For and of behalf of
MONIS CAPITAL PLT

/s/ Lee Chee Mei
Authorised Signatory

For and of behalf of
ZOMAS PLT

/s/ Toh Yew Choong
Authorised Signatory

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THE PURCHASER

Signed by	)
for and on behalf of	)
EMPRO GROUP INC	)
In the presence of	)
/s/ Yeoh Chee Wei

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SCHEDULE 1

PARTICULARS OF VENDORS / SHAREHOLDERS

No	Vendors	Address
1.	YEOH CHEE WEI	No.21, Jalan Tiong Nam 15/23. Seksyen 15, 40200 Shah Alam, Selangor
2.	CHIN TZE WENG	22, Jalan Flora 3f/5, Bandar Rimbayu Periwinkle, 42500 Telok Panglima Garang, Selangor
3.	CHINHO GO PLT	6-1, Lorong Batu Nilam 21b, Bandar Bukit Tinggi 2, Klang, Selangor
4.	KISDA PLT	-1, Lorong Batu Nilam 21b, Bandar Bukit Tinggi 2, Klang, Selangor
5.	LV LEE PLT	6-1, Lorong Batu Nilam 21b, Bandar Bukit Tinggi 2, Klang, Selangor
6.	MONIS CAPITAL PLT	-1, Lorong Batu Nilam 21b, Bandar Bukit Tinggi 2, Klang, Selangor
7.	ZOMAS PLT	6-1, Lorong Batu Nilam 21b, Bandar Bukit Tinggi 2, Klang, Selangor

**The rest of this Schedule 1 is intentionally left blank***

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SCHEDULE 2

EMPRO GROUP INC

No.	Shareholders	Issued Shares	Total Shares	%
1.	Yeoh Chee Wei	1,139,999	1,140,000	76%
2.	Chin Tze Weng	60,000	60,000	4%
3.	Chinho Go Plt	60,000	60,000	4%
4.	Kisda Plt	60,000	60,000	4%
5.	LV Lee Plt	60,000	60,000	4%
6.	Monis Capital Plt	60,000	60,000	4%
7.	Zomas Plt	60,000	60,000	4%

**The rest of this Schedule 2 is intentionally left blank***

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